Exhibit 21


                           SUBSIDIARIES OF THE COMPANY


     Certain active subsidiaries of the Company and their subsidiaries as of May 26, 2002, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name                                            State or Country of Organization
----                                            --------------------------------
Gardetto's Bakery, Inc.                         Wisconsin
General Mills Canada Corporation                Canada
General Mills Canada, L.P.                      Canada
General Mills Capital, Inc.                     Nevada
General Mills Cereals, LLC                      Delaware
General Mills Cereals Properties, LLC           Delaware
General Mills Continental, Inc.                 Delaware
General Mills Direct Marketing, Inc.            Delaware
General Mills Factoring LLC                     Delaware
General Mills Finance, Inc.                     Delaware
General Mills International Business Two, Inc.  Delaware
General Mills International Limited             Delaware
General Mills International Businesses, Inc.    Delaware
General Mills International Holdings, LLC       Delaware
General Mills IP Holdings I, LLC                Delaware
General Mills IP Holdings II, LLC               Delaware
General Mills Marketing, Inc.                   Delaware
General Mills Missouri, Inc.                    Missouri
General Mills Operations, Inc.                  Delaware
General Mills Products Corp.                    Delaware
General Mills Properties, Inc.                  New York
General Mills Sales, Inc.                       Delaware
General Mills Services, Inc.                    Delaware
GM Cereals Holdings, Inc.                       Delaware
GM Cereals Operations, Inc.                     Delaware
HDIP, Inc.                                      Delaware
Lloyd's Barbecue Company                        Minnesota
Pet Incorporated                                Delaware
The Pillsbury Company                           Delaware
Popcorn Distributors, Inc.                      Delaware
Progresso Quality Foods Company                 Delaware
Small Planet Foods, Inc.                        Washington